UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2005

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL AGREEMENT

On January 24, 2005, the Compensation Committee of the InfoSpace, Inc. Board of Directors approved the 2005 InfoSpace Executive Financial Performance Incentive Plan (the “2005 Plan”). The 2005 Plan provides for the payment of cash bonuses to eligible senior executives, which include the chairman and chief executive officer; president and chief operating officer; chief financial officer; chief administrative officer; chief strategy officer; executive vice presidents; and certain senior vice presidents. The payment of these cash bonuses is based upon the attainment of specific revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) objectives established by the Compensation Committee. Revenue and EBITDA targets are identified for the year for the business unit or for the corporation as a whole, depending on the role of the executive. These revenue and EBITDA targets have not been included in this description or in the 2005 Plan in order to maintain the confidentiality of InfoSpace’s confidential commercial or business information.

The above description is subject to, and qualified in its entirety by, the 2005 Plan which is filed as Exhibit 10.20 to this report and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

10.20	InfoSpace 2005 Executive Financial Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2005

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description
10.20	InfoSpace 2005 Executive Financial Performance Incentive Plan